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                                                                   EXHIBIT 10.15

                               RESELLER AGREEMENT

       This RESELLER AGREEMENT (this "AGREEMENT") made as of this 10th day of February, 2000 by and between Training Media Operating LLC, a Delaware limited liability company, having a principal place of business at 500 Canal View Boulevard, Rochester, New York 14623 ("TRAINING") and WBT Operating LLC, a Delaware limited liability company, having a principal place of business at 500 Canal View Boulevard, Rochester, New York 14623 ("WBT"). (Training and WBT each referred to herein as a "PARTY" and collectively as the "PARTIES.")

                                 R E C I T A L S

       WHEREAS, WBT is in the business of developing, marketing, and providing technology-based training and information with regard to information technology and other professional and business-related matters through the Internet, CD-ROM, intranets and other electronic media ("WBT BUSINESS");

       WHEREAS, Training is in the business of developing, marketing, and providing (i) printed training materials and information with regard to information technology and other professional and business-related matters, including through print courseware, journals, and newsletters, and (ii) live, in-person instructor-led classroom training ("TRAINING BUSINESS");

       WHEREAS, Training is a provider of certain Training Products (as defined below) used by WBT in connection with the WBT Business;

       WHEREAS, Training desires to sell to WBT, and WBT desires to purchase from Training such Training Products;

       WHEREAS, both Training and WBT employ a knowledgeable sales force with experience in the marketing and sale of information technology related products and services;

       WHEREAS, the Parties find it desirable to enter into this Agreement, whereby, subject to the terms and provisions contained herein, Training desires to appoint WBT as a Reseller (as defined below) of certain Training Products, and

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WBT desires to appoint Training as a Reseller of certain WBT Products (as defined below);

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Parties hereby agree as follows:

1        DEFINITIONS

1.1 "ADVANCED TECHNOLOGY COURSEWARE" shall mean print courseware containing content relating to information technology topics other than Desktop Applications Materials (as defined below).

1.2 "CONFIDENTIAL INFORMATION" means records or information in the possession or under the control of a Party relating to the content, technical, marketing, product, and/or business affairs or proprietary and trade secret information of that Party in oral, graphic, written, electronic or machine readable form, clearly marked as "confidential," or if disclosed orally, information identified as confidential at the time of disclosure. Confidential Information shall not include information which can be demonstrated: (i) to have been rightfully in the possession of the receiving Party from a source other than the disclosing Party prior to the time of disclosure of said information to the receiving Party ("Time of Disclosure"); (ii) to have been in the public domain prior to the Time of Disclosure; (iii) to have become part of the public domain after the Time of Disclosure by any means except an unauthorized act or omission or breach of this Agreement on the part of the receiving Party, its employees, or agents; or (iv) to have been supplied to the receiving Party after the Time of Disclosure without restriction by a third party who is under no obligation to the disclosing Party to maintain such information in confidence.

1.3 "DESKTOP APPLICATIONS COURSEWARE" shall mean print courseware relating to the use of information technology products by end-users (as opposed to information technology professionals), including word processing, financial, graphics, and other software packages, such as Windows, Microsoft Office, and Lotus Notes.

1.4 "MFN PRICE" shall mean the lowest price at which Training offers Advanced Technology Materials or Desktop Applications Materials, as applicable, to any third-party.

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1.5      "RESELLER" shall mean Training or WBT, as applicable, in its capacity as a reseller of Training Products or WBT Products.

1.6 "TRAINING PRODUCTS" shall mean Advanced Technology Courseware and Desktop Application Courseware.

1.7 "WBT PRODUCTS" shall mean a unit of any of WBT's technology-based training products, including subscriptions to online learning solutions, as well as intranet- and CD-ROM-based products.

2        APPOINTMENT

2.1 NON-EXCLUSIVE RELATIONSHIP. Subject to the terms and conditions herein, Training hereby appoints WBT, and WBT hereby appoints Training, as an independent, non-exclusive authorized Reseller for the Training Products and WBT Products respectively.

3        ORDER PROCEDURE

3.1 ONLINE TRAINING PRODUCT SALES. In the case of Training Products ordered through one of WBT's web sites ("ONLINE TRAINING PRODUCT SALES") the following shall occur: (i) WBT will place such order with Training in a manner agreed upon by the Parties, and purchase from Training the specified Training Product(s), at the MFN Price plus an incremental mark-up equal to Training's shipping cost for such Training Products, (ii) Training shall, as promptly as possible, fulfill the order and ship in accordance with Training's customary practice the Training Product(s) from Training's inventory to the ordering customer, who will be billed directly by WBT, and (iii) the ordering customer will remit payment directly to WBT. WBT shall bear all risk of returns or loss with respect to such Training Products purchased and resold by it and shall retain all revenue from the transaction.

3.2 OFFLINE SALES. In the case of a sale effected by a Party's salesperson of the other Party's products the following shall occur: (i) the salesperson shall place a written purchase order in a manner agreed upon by the Parties directly to the Party whose product was sold, (ii) such Parties shall fulfill such order and bill the customer directly and (iii) the customer shall remit payment to the Party whose product was sold. The Party in receipt of payment shall pay

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         such Reseller a commission of forty percent (40%) of the total gross revenue received from such sale.

4        PRICES; TERMS OF PAYMENT

4.1 SALES OF TRAINING PRODUCTS. Training shall sell Training Products to WBT at the then current MFN Price. In the event that the MFN Price has changed, Training shall notify WBT, in writing, no less than thirty
         (30) days prior to instituting such change. As of the date hereof, the current MFN Price for Advanced Technology Courseware and Desktop Applications Courseware is specified on Schedule A, attached hereto. WBT may, in its sole discretion, set the resale price at which Training Products are offered to customers of WBT.

4.2 OTHER SALES. The price for each Training Product and WBT Product offered by the Reseller's salespeople shall be the other Party's then-current published suggested retail price; provided that the Reseller shall offer volume and other discounts in accordance with the other Party's policies as authorized by the other Party.

4.3 INVOICES. In the case of Online Training Product Sales, within ten days following the end of each month Training shall deliver to WBT an invoice setting forth (i) the MFN Price and (ii) the shipping costs to Training for each purchase order placed by WBT during such period. WBT will have thirty days to pay the invoice. Payments due by a Party with respect to sales effected through the Reseller's salespeople shall be paid in a manner consistent with such Party's internal billing policies regarding payment of commission to their salespeople.

5        CONFIDENTIAL INFORMATION

5.1 CONFIDENTIAL INFORMATION. Each Party agrees that it shall take reasonable steps to protect the Confidential Information of the other Party, using methods at least substantially equivalent to the steps it takes to protect its own proprietary information, but not less than a reasonable standard, and shall prevent the duplication or disclosure of Confidential Information, other than by or to its employees who must have access to the Confidential Information to perform such Party's obligations hereunder, provided that each Party shall make such employees aware of the restrictions of this Section 5.1, or as

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         required or reasonably necessary under applicable law, but only to the extent so required or reasonably necessary and only subject to a protective order or other appropriate confidentiality arrangement, to the extent available and applicable.

6        INDEMNITIES

6.1 INDEMNIFICATION. Training shall defend, hold harmless, and indemnify WBT, and its affiliates, officers, directors, shareholders, employees, contractors, agents, and representatives, from and against any and all claims, demands, actions, liabilities, damages, losses, fines, penalties, costs, and expenses (including all attorneys' fees) of any kind whatsoever (collectively, "Losses") actually or allegedly arising or resulting from the business of Training, including without limitation from the infringement or violation of the rights of any third party through the use of any product in connection with the Training Business pursuant to this Agreement. WBT shall defend, hold harmless and indemnify Training, and its affiliates, officers, directors, shareholders, employees, contractors, agents, and representatives, from and against any and all Losses, including without limitation from the infringement or violation of the rights of any third party through the use of any product in connection with the WBT Business pursuant to this Agreement.

7        TERM.

7.1 TERM. The initial term of this Agreement shall commence on the date hereof and shall continue for a period of ten (10) years ("INITIAL TERM"), and for consecutive one (1) year periods thereafter (each, a "RENEWAL TERM"), unless either Party provides at least one (1) year prior written notice of its intention not to enter into a subsequent Renewal Term, in which case there shall be no subsequent Renewal Term following such one (1) year notice (the last day of the Initial Term or applicable Renewal Term following such one (1) year notice, a "NON-RENEWAL").

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8        GENERAL

8.1 INDEPENDENT CONTRACTOR. The Parties agree and acknowledge that the relationship of the Parties is in the nature of an independent contractor. This Agreement shall not be deemed to create a partnership or joint venture and neither Party is the other's agent, partner, employee, or representative. Neither Party hereto shall have the right to obligate or bind the other Party in any manner whatsoever, and nothing herein contained shall give or is intended to give any rights of any kind to any third persons.

8.2 FORCE MAJEURE. Neither Party shall be deemed in default of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed, restricted or prevented by reason of any act of God, fire, natural disaster, act of government, strikes or labor disputes, inability to provide raw materials, power or supplies, or any other act or condition beyond the reasonable control of such Parties provided that such Parties gives the other Parties written notice thereof promptly following discovery thereof and uses its best efforts to cure the delay.

8.3 PARTIAL INVALIDITY. Should any provision of this Agreement be held to be void, invalid, or inoperative, the remaining provisions of this Agreement shall not be affected and shall continue in effect and the invalid provision shall be deemed modified to the least degree necessary to remedy such invalidity.

8.4 NO WAIVER. The failure of either Party to partially or fully exercise any right or the waiver by either Party of any breach shall not prevent a subsequent exercise of such right or be deemed a waiver of any subsequent breach of the same or any other term of this Agreement

8.5 NO ASSIGNMENT. Training and WBT shall not assign any of their respective rights or obligations under this Agreement, except in connection with the sale of all or substantially all of its business to which this Agreement relates. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the respective permitted successors and assigns of the Parties.

8.6 NOTICES. Any notice required or permitted to be sent shall be in writing and shall be sent by Federal Express or like courier delivery, or if sent by facsimile, with a confirmation copy by mail. Notice is effective upon receipt.

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         Notices shall be sent to the Parties at the addresses listed above, unless a Party changes its address by giving written notice to the other Parties.

8.7 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the Parties on this subject and supersedes all prior negotiations, understandings, and agreements between the Parties concerning the subject matter hereof. No amendment or modification of this Reseller Agreement shall be made except by a writing signed by the Party to be bound thereby or the permitted successor or assign of such Party.

8.8 SEVERABILITY. If any provision of this Reseller Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other part or provision of this Agreement.

8.9 GOVERNING LAW. This Agreement shall be governed and interpreted in accordance with the laws of the State of New York without regard to principles of conflict of laws. The Parties agree to submit to the exclusive jurisdiction over all disputes hereunder and venue in the federal and state courts in the State of New York located in New York County.

8.10 HEADINGS. The section headings contained in this Reseller Agreement are for reference purposes only and shall not in any way affect the meaning or interpretations of this Agreement.

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       IN WITNESS WHEREOF, the Parties have executed this Agreement as of the
Effective Date.

TRAINING MEDIA OPERATING LLC               WBT OPERATING LLC

By: [SIG]                                  By: [SIG]
   ---------------------------------          ---------------------------------
Print Name:                                Print Name:
           -------------------------                  -------------------------
Title:                                     Title:
      ------------------------------             ------------------------------
Date:                                      Date:
     -------------------------------            -------------------------------

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                                                                     Schedule A

                                  MFN PRICING
                            AS OF FEBRUARY [ ], 2000

-----------------------------------------------------
     Training Product                Price
     ----------------                -----
-----------------------------------------------------
   Advanced Technology
        Courseware                  $18.00
-----------------------------------------------------
   Desktop Application
        Courseware                   $6.50
-----------------------------------------------------

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